EXECUTION COPY


                             EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of November 16, 1995, between RHOMED INCORPORATED (the "Corporation"), a Delaware corporation, and EDWARD J. QUILTY, an individual residing at 620 Grindan Drive, Yardly, Pennsylvania 19067 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to employ the Executive, and the Executive desires to be employed by the Corporation, upon the terms and subject to the conditions hereinafter provided.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         FIRST: Employment. The Corporation hereby employs the Executive, and the Executive hereby enters into the employ of the Corporation, for a term (the "Employment Period") of one year commencing as of the date of this Employment Agreement, which term shall thereafter be automatically extended for successive twelve-month periods (the "Renewal Periods") unless either party shall give the other written notice to the contrary no less than three months prior to the commencement of any such twelve-month period, and which term is subject to earlier termination as hereinafter provided.







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          SECOND: Duties, Powers and Authority. During the Employment Period
the Executive shall be employed by the Corporation in the capacity of President and Chief Executive Officer of the Corporation, with all such duties, powers and authority as appertain to such office in accordance with the Corporation's by-laws, subject to overall direction consistent with the legal authority of the Board of Directors of the Corporation (the "Board"), and such duties, powers and authority shall not be limited or materially changed by the Corporation during the Employment Period. As President and Chief Executive Officer, the Executive shall supervise, control and be responsible for the general management and operations of the Corporation and have such other executive powers and duties as may from time to time be prescribed by the Board. The Executive shall report solely to the Board and there shall be no employee of the Corporation who shall have authority equal or superior to the authority of the Executive. The Corporation shall cause the Executive to be elected to the Board at all times during the Employment Period, and the Executive shall serve as a member of the Board at all times during the Employment Period. The Executive shall devote all of his business time and efforts to the business of the Corporation.


          THIRD: Compensation.

          A. The Corporation shall pay the Executive, and the Executive shall accept from the Corporation, for the Executive's services during the Employment Period, payable in accordance with



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the Corporation's customary payroll policy as in effect from time to time, but in no event less frequently than semi-monthly, a base salary at the rate of no less than $300,000 per annum (the "Base Salary"), subject to increase pursuant to part B of this Article THIRD.

          B. The Base Salary of the Executive shall be reviewed by the Board at least semi-annually during the Employment Period, commencing on the six-month anniversary of the date of this Agreement and such Base Salary may be increased or maintained (but not decreased), in the sole and absolute discretion of the Board. Any increase in Base Salary or other compensation shall in no way reduce any other obligation of the Corporation hereunder.

          C. At the sole and absolute discretion of the Board, the Executive may be awarded an annual incentive bonus equal to one year's Base Salary, or such other amount as the Board deems appropriate.

          D. The Corporation shall reimburse the Executive for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder, including, without limitation, expenses for entertainment and travel (including lodging). The Executive shall account to the Corporation for all such expenses.

          E. During the Employment Period, the Executive and his dependents shall be entitled to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established which are generally applicable to other


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senior executives of the Corporation and their dependents, including, without limitation, all medical, hospital, dental, other health benefits, disability insurance, retirement, pension, bonus, profit sharing, management incentive, stock option and other related fringe benefit plans and policies, so long as such plans and policies remain in effect with respect to senior executives of the Corporation. In addition, during the Employment Period the Corporation shall reimburse the Executive for any premiums, co-payments, deductibles and other expenses incurred by the Executive to maintain the $1,000,000 term life insurance policy issued in 1992, procured by the Executive from New England Life Insurance Company for his benefit and the benefit of his designees. The Executive shall also be entitled to the same amount of vacation time as is generally available to other senior executives of the Corporation, but in no event less than three weeks of paid vacation per year.

          F. During the Employment Period, the Executive shall be an insured under all director's and officer's insurance policies now in effect or which may hereafter be established which are generally applicable to other senior executives of the Corporation.

          FIFTH: Termination.

          A. The Employment Period, and the Executive's employment hereunder, shall terminate as a result of any of the following events:

                    (i) the Executive's death;


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                    (ii) in the event the Executive shall have been unable
          substantially to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of 180 days or an aggregate period of 270 days during any continuous twelve-month period (a "Disability"), upon the election of the Board;

                    (iii) upon the election of the Board based on its determination that the Executive's employment should be terminated by the Corporation for "Cause" (as hereinafter defined), provided that the Corporation shall have given the Executive proper notice thereof, and the Executive shall have had at least a 30 day period in order to cure such "Cause";

                    (iv) upon the election of the Executive based on his determination that he has "Good Reason" (as hereinafter defined) for such termination, provided that the Executive shall have given the Corporation proper notice thereof, and the Corporation shall have had at least a 30 day period in order to cure such "Good Reason";

                    (v) upon the election of the Executive following a "Change in Control" (as hereinafter defined);

                    (vi) upon the mutual agreement of the Executive and the Corporation; or

                    (vii) upon the decision of the Board without Cause.

          B. The party terminating the Employment Period pursuant to clause
(ii), (iii), (iv), (v) or (vii) of part A of this Article FIFTH shall provide the other with a written notice (a "Termination Notice") of such termination, which notice shall


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indicate the specific provision being relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination. The date on which termination is deemed to be effective is hereinafter referred to as the "Termination Date."

         C. For purposes of this Agreement, (i) the Corporation shall have "Cause" to terminate the Executive's employment hereunder only if (a) the Executive shall engage in fraudulent activities materially injurious to the Corporation, (b) the Executive shall be convicted of a felony, (c) the Executive shall willfully refuse to carry out the reasonable instructions, consistent with the terms of this Agreement, of the Board, which willful refusal shall materially adversely affect the Corporation, or (d) a determination shall be made by any federal or state governmental agency, self regulatory organization or other regulatory administrative agency having jurisdiction over the business conducted by the Corporation that the Executive should be removed or disqualified from acting as an officer of the Corporation;
(ii) "Good Reason" shall mean a breach by the Corporation of any of its obligations under this Agreement; and (iii) a "Change in Control" shall be deemed to occur upon (a) the sale by the Corporation of all or substantially all of its assets to any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), the consolidation of the Corporation with any person, or the merger of the Corporation with any person as a result of which merger the Corporation is not the surviving entity, or if the survivor, the Corporation is


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owned by a parent company; or (b) the sale or transfer by one or more of the
Corporation's shareholders, in one or more transactions, related or unrelated, to one or more persons under circumstances whereby any person and its "affiliates" (as hereafter defined) shall own, as a result of such sale or transfer and thereafter, at least one-half of the outstanding shares of the Corporation. Nothing contained in the definition of Change in Control shall limit or restrict the right of the Executive, in his capacity as a member of the Board, from participating in any discussions or voting on any matter referred to in said definition at any meeting of the Board. An "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person.

     SIXTH: Options.

     A. The Corporation shall give to the Executive an Option (the "Initial Option") to acquire such number of shares as will equal a 10% fully diluted equity interest in the Corporation (the "Optioned Shares") at an exercise price of $0.01 per share (the "Exercise Price"), which Option shall vest and become exercisable solely during the Employment Period in 36 equal increments on each of the first 36 monthly anniversaries of the commencement of the Executive's employment with the Corporation, unless this Agreement is terminated by the Executive because there is a Change in Control of the Corporation in which case the Initial Option shall vest and be exercisable in full immediately upon


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such event. If the Executive's employment is terminated by the Corporation other than for Cause or is terminated by the Executive for Good Reason, any shares that shall be issued upon the exercise of the portion of the Initial Option that has theretofore vested and become exercisable shall be subject to any lock up agreement between the Corporation and any underwriter in effect upon such event, and the portion of the Initial Option that would have vested and become exercisable in the twelve-month period occurring immediately after the Termination Date shall vest and be exercisable upon such event, but any shares that shall be issued upon the exercise of such portion of the Initial Option shall be subject to any lock up agreement between the Corporation and any underwriter in effect upon such event. If the Corporation effects an Initial Public Offering, any shares that shall be issued upon the exercise of the portion of the Initial Option that has vested and become exercisable prior to such Initial Public Offering shall be subject to any lock up agreement between the Corporation and any underwriter in connection therewith. If the Executive's employment is terminated because of his death, any shares that shall be issued to the executors and administrators of the Executive's estate upon the exercise of the portion of the Initial Option that has vested and become exercisable before his death shall be subject to any lock up agreement between the Corporation and any underwriter in effect at such time. In addition to the foregoing, the Board in its sole discretion may from time to time issue additional stock options to the Executive.



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          B. The Exercise Price in effect from time to time and the number of shares represented by the Initial Option shall be subject to adjustment, as follows:

                    (i) In the event that a dividend shall be declared on the Common Stock payable in shares of the Common Stock, the Optioned Shares shall be adjusted by adding to each Optioned Share the number of shares which would be distributable thereon if such Optioned Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Corporation is the surviving corporation, then, there shall be substituted for each Optioned Share the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

                    (ii) In the event that any sale of shares of Common Stock (except any such sale made pursuant to any right, option, warrant or convertible security outstanding prior to the date of this Agreement), or the issuance of any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) occurs after the date of this Agreement and during the Employment Period,


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          then, upon each such sale or issuance, the Executive shall be issued an additional Option (an "Anti-Dilution Option") to acquire the number of shares that, when aggregated with the Optioned Shares, equals not less than 3.75% of the outstanding
          (fully diluted) shares of the outstanding Common Stock of the Corporation, at an exercise price equal to the Exercise Price, and shall vest and be exercisable solely during the Employment
          Period in equal increments during the period commencing with the date of the issuance of such Anti-Dilution Option and ending on the third anniversary of the commencement of the Executive's employment with the Corporation, unless this Agreement is terminated by the Executive because there is a Change in Control of the Corporation in which case each Anti-Dilution Option shall vest and be exercisable in full immediately upon such event. If the Executive's employment is terminated by the Corporation other than for Cause or the Executive terminates for Good Reason, any shares that shall be issued upon the exercise of the portion of the Anti-Dilution Option that has theretofore vested and become exercisable shall be subject to any lock up agreement between the Corporation and any underwriter in effect upon such event, and the portion of the Anti-Dilution Option that would have vested and become exercisable in the twelve-month period occurring immediately after the Termination Date shall vest and be exercisable upon such event, but any shares that shall be issued upon the exercise of such portion of the Anti-Dilution Option shall be subject to any lock up agreement between the Corporation and any underwriter in effect upon such event. If the Corporation effects an Initial


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APITAL PRINTING SYSTEMS]
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          Public Offering, any shares that shall be issued upon the exercise of the portion of the Anti-Dilution Option that has vested and become exercisable prior to such Initial Public Offering shall be subject to any lock up agreement between the Corporation and any underwriter in connection therewith. If the Executive's employment is terminated because of his death, any shares that shall be issued to the executors and administrators of the Executive's estate upon the exercise of the portion of the Anti-Dilution Option that has vested and become exercisable before his death shall be subject to any lock up agreement between the Corporation and any underwriter in effect at such time. Each Anti-Dilution Option shall be entitled to the full anti-dilution protection in clause (i) of this paragraph B. Hereinafter the Initial Option and the Anti-dilution Option are referred to as the "Options".

                    (iii) Neither the Executive nor the Executive's legal representatives nor the executors or administrators of his estate shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share shall have been issued. Upon payment of the Exercise Price therefore, a share issued upon exercise of the Option shall be fully paid and nonassessable.

                    (iv) In order to exercise an Option, the Executive shall give written notice of intent to exercise the Option to the Chief Financial Officer of the Corporation or his delegate, in form and substance reasonably satisfactory to the Board, specifying the number of shares of Common Stock with respect to


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          which the Option is being exercised, and accompanied by payment to the Corporation of the amount of the Exercise Price for the number of shares of Common Stock so specified.

                    (v) Unless the shares of Common Stock to be issued upon the exercise of an Option shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, the Executive (or, in the event of his death, the executors or administrators of his estate) shall, as a condition of the Corporation's obligation to issue such shares, give a representation in writing that he is (or they are) acquiring such shares for his (or their) own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof and the certificate representing such shares shall bear such legend, if any, as counsel for the Corporation may deem to be necessary or desirable in order to comply with the provisions of said Act.

                    (vi) In the event that the Corporation shall register shares under the Securities Act of 1933, as amended, subsequent to the Initial Public Offering, then, the Corporation shall at any time during the period commencing with the first anniversary of such Initial Public Offering and ending on the fifth anniversary of such Initial Public Offering, upon the request of the Executive (or, in the event of his death, of the executors or administrators of his estate), include in such first mentioned registration the number of shares of the Common Stock owned by the Executive (or his executors or administrators) on the date of such request, for re-sale by him or his executors or


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          administrators. Notwithstanding the foregoing, the Corporation's obligations under clause (vi) of this paragraph B shall be reduced to the extent that the lead underwriter in such first mentioned registration requests in good faith, in a letter addressed to the Executive, such reduction.

                    (vii) If a holding company shall register shares under the Securities Act of 1933, as amended, and the only material assets of such holding company are shares of stock of the Corporation, and the holding company has no material liabilities, the Corporation shall arrange, at the timely request of the Executive (or, in the event of his death, at the timely request of the executors or administrators of his estate), to convert the Common Stock, and Options of the Corporation owned by the Executive into shares of stock of the holding company and options to acquire shares of stock of the holding company so that after such conversion the Executive will own the same percentage of the shares of stock of the holding company that he owned in the Corporation and have options exercisable into the same percentage of the shares of stock of the holding company that he was entitled to acquire in the Corporation. If the holding company has material assets other than shares of stock of the Corporation, or if the holding company has material liabilities, the Executive and the Corporation agree to negotiate in good faith an appropriate exchange ratio between shares and options of the Corporation and shares and options of the holding company.



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          SEVENTH: Payments on Termination.

          A. If prior to the first anniversary of the date of this Agreement the Executive's employment is terminated by the Corporation other than for Cause (but including by reason of death or Disability), or by the Executive for Good Reason, then the Corporation shall pay to the Executive, (i) the Executive's full Base Salary through the Termination Date, together with all benefits, bonuses and incentive and other compensation earned or accrued through such date and (ii) an amount equal to one year's Base Salary. All payments provided in the foregoing clause (ii) shall be made at the time when the same would have become due if such termination had not occurred, unless the Executive's employment is terminated by reason of his death or Disability, in which case such payments shall be made on the fifth business day following the Termination Date.

          B. If during any Renewal Period the Executive's employment is terminated by the Corporation other than for Cause, (but including death and Disability), or terminated by the Executive for Good Reason, then, the Corporation shall pay to the Executive, (i) the Executive's full Base Salary through the Termination Date, together with all benefits, bonuses and incentive and other compensation through such date and (ii) an amount equal to one year's Base Salary. All payments provided in the foregoing clause (ii) shall be made at the time when the same would have become due if such termination had not occurred, unless the Executive's employment is terminated by reason of his death or Disability, in which case such payments shall be made on


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the fifth business day following the Termination Date.

          C. The Executive shall not be required to mitigate the amount of any payment provided for in parts A or B of this Article SEVENTH by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for therein be reduced by any compensation or retirement benefits heretofore or hereafter earned by the Executive as the result of employment by any other person, firm or corporation.

          D. If during the Employment Period the Executive's employment is terminated by the Corporation for Cause, or terminated by the Executive other than for Good Reason, the Corporation shall pay to the Executive the Executive's full Base Salary through the Termination Date, together with all benefits, bonuses and incentive and other compensation through such date, on the fifth day following the Termination Date.

          EIGHTH: Confidentiality; Non-Solicitation.

          A. The Executive acknowledges that by virtue of his employment hereunder he will have access to "Confidential Information" (as hereinafter defined) of the Corporation and that the communication of such Confidential Information to third parties could irreparably injure the business of the Corporation. Accordingly, the Executive agrees that he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that without the prior written consent of the Corporation, except as required by law, he will not disclose or reveal any of the Confidential Information to any



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third party whatsoever or use the same in any manner, except in connection with the business of the Corporation. For purposes of this Agreement, "Confidential Information" means any information not generally known to the public or recognized as standard industry practice, including, without limitation, customer lists, trade secrets, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Corporation and such other information normally understood to be confidential or otherwise designated as such in writing by the Corporation, all of which the Executive expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Corporation. Upon termination of his employment with the Corporation, the Executive shall return to the Corporation all documents and papers belonging to the Corporation, including any Confidential Information, together with any copies, abstracts or summaries thereof.

          B. The Executive acknowledges and agrees that, because of the unique and extraordinary nature of his services and in view of the nature and business of the Corporation, any breach of any provisions of this Article EIGHTH will cause irreparable injury and incalculable harm to the Corporation and that the Corporation shall, accordingly, in addition to damages and reasonable attorney's fees and expenses, be entitled to preliminary and permanent injunctive or other equitable relief, without the necessity of proving actual damages.

          C. During the Employment Period and for a period of one year thereafter, the Executive will not directly or indirectly



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employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the Corporation or any parent, subsidiary or affiliate of the Corporation.

          NINTH: Non-Compete.

          A. The Executive agrees that, during the Employment Period and, to the extent applicable, for the period specified in paragraph B of this Article NINTH, the Executive shall not, without the prior written approval of the Board, for any reason whatsoever, directly or indirectly:

                    (i) Own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a director, officer or employee of, or a consultant to, any business enterprise which reasonably may be deemed "competitive" (as hereinafter defined) with any business engaged in by the Corporation. Nothing in this paragraph shall preclude the Executive from holding an interest or investment of less than 5% of a publicly owned company or business entity.

          B. The provisions of paragraph A of this Article NINTH shall be applicable, in the event of (a) the termination of the Executive's employment hereunder by the Corporation for Cause, (b) the termination of the Executive's employment by reason of the Executive's Disability, (c) the termination of the Executive's employment by the Executive without Good Reason, or (d) the termination of the Executive's employment by the Executive following a Change in Control, for a period of twelve



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months after the Termination Date. In the event of the termination of the
Executive's employment hereunder by the Corporation other than for Cause and other than by reason of the Executive's Disability, or by the Executive for Good Reason, the provisions of paragraph A of this Article NINTH shall not be applicable after the Termination Date.

          C. A business shall be considered "competitive" with the business of the Corporation only if it is located in the United States and is engaged in the development, manufacture, production, distribution or marketing of radiopharmaceutical or peptide drugs intended to diagnose or treat diseases such as infection, cancer and blood clots.

          D. In the event a court of competent jurisdiction should find any provision in this Article NINTH to be unfair or unreasonable, such finding shall not render such provision unenforceable, but, rather, this provision shall be modified as to subject matter, time and geographic area so as to render the entire paragraph valid and enforceable.

          TENTH: Indemnification. The Corporation shall indemnify the Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including, without limitation, judgements, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or acting by

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the Executive as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request, and shall to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, advance all expenses incurred or paid by the Executive in connection with, and until disposition of any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or acting by the Executive as a director, officer or employee of, the Corporation or any other person or enterprise at the Corporation's request.

          ELEVENTH: Insurance. If requested by the Corporation, the Executive agrees to cooperate with the Corporation in obtaining for the Corporation's benefit, at the Corporation's expense, life insurance on his life. Such cooperation shall include completing and signing such forms or applications, undergoing physical examinations, and such other acts as may be required in order to obtain such insurance.

          TWELFTH: Notices. All notices hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or by overnight courier service, and shall be deemed given when so delivered or when deposited in the mail, postage prepaid, or delivered to such service and addressed to a party at its address set forth below


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(or at such other address as each party may from time to time designate):

If to the Corporation, to:

         RhoMed Incorporated

         __________________________

         __________________________


                           with a copy to:

                           The Castle Group Ltd.
                           375 Park Avenue
                           New York, New York 10152
                           Attention: Michael S. Weiss, Esq.


If to the Executive, to:

         Edward J. Quilty
         620 Grindan Drive
         Yardly, Pennsylvania 19067

                           with a copy to:

                           Rosenman & Colin LLP
                           575 Madison Ave.
                           New York, New York 10022
                           Attention: Eric J. Wallach, Esq.


          Any change in address shall be sent by notice as set forth above but shall be deemed given only upon its receipt.

          THIRTEENTH: Entire Agreement; Waivers; Merger. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and no waiver, amendment or revision of, or addition to, the terms hereof shall be valid unless in writing signed by the parties hereto and only to the extent therein set forth. The failure of a party to insist upon strict adherence to any term of this Agreement on any



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occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All prior and contemporaneous agreements and understandings with respect to the subject matter hereof, whether written or oral, are hereby terminated and superseded by this Agreement.

          FOURTEENTH: Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          FIFTEENTH: Binding Effect. This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective heirs, administrators, executors, successors, legal representatives and permitted assigns.

          SIXTEENTH: Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its principles of conflict of laws.

          SEVENTEENTH: Survival. The provisions of Articles EIGHTH and NINTH shall survive the expiration or termination of this Agreement.



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          EIGHTEENTH: Section Headings. The section headings herein have been inserted for convenience of reference only and shall in no way modify, define or restrict any of the terms or provisions hereof.


          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



                                            RhoMed Incorporated

                                            By:  /s/ Carl Spana
                                               -----------------------------
                                                     Carl Spana
                                                     ( TITLE   )



                                                 /s/ Edward J. Quilty
                                               -----------------------------
                                                     Edward J. Quilty



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